UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2014

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36172	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	Termination of a Material Definitive Agreement.

On February 20, 2014, ARIAD Pharmaceuticals, Inc. (the “Company”) received from Merck, Sharpe & Dohme Corp. (“Merck”) a notice of termination (the “Notice”) of the Amended and Restated Collaboration and Exclusive License Agreement, dated May 4, 2010, between the Company and Merck (the “Agreement”). Under the Agreement, the Company had granted Merck an exclusive license to develop, manufacture and commercialize ridaforolimus in oncology, and Merck assumed responsibility for all activities related to the development, manufacture and commercialization of ridaforolimus and agreed to fund 100 percent of all ridaforolimus costs incurred after January 1, 2010. The Agreement provided that Merck would develop ridaforolimus in multiple oncology indications. In addition, under the Agreement, Merck had paid the Company $75 million in up front and milestone payments and had agreed to pay the Company potential additional milestone payments of up to $289 million associated with potential regulatory filings and approvals and up to $200 million associated with the achievement of certain sales thresholds, subject to regulatory approval and commercialization of ridaforolimus.

Merck delivered the Notice pursuant to the provisions in the Agreement allowing it to terminate the Agreement for convenience upon nine months’ written notice, and so the termination will be effective on November 20, 2014.  Upon termination of the Agreement, rights to ridaforolimus will be returned to the Company.  As provided in the Agreement, the parties will agree upon and implement plans for the orderly transition of development, manufacturing and commercialization of ridaforolimus from Merck back to the Company.

ITEM 2.02	Results of Operations and Financial Condition.

In a press release dated February 25, 2014, the Company announced financial results for the fourth quarter and year ended December 31, 2013, financial guidance for 2014, and an update on corporate developments. A copy of the press release is attached hereto as Exhibit 99.1. The information under the headings “2013 Fourth Quarter and Full-Year Financial Results” and “Today’s Conference Call at 8:30 a.m. ET” and the condensed consolidated financial information included in the press release are incorporated by reference into this Item 2.02 of this Current Report on Form 8-K.

ITEM 7.01	Regulation FD Disclosure.

In the press release dated February 25, 2014, the Company also provided information regarding financial guidance for 2014 as well as upcoming investor meetings. The information set forth under the headings “Financial Guidance for 2014” and “Upcoming Investor Meetings” in the press release are incorporated by reference into this Item 7.01 of this Current Report on Form 8-K.

ITEM 8.01	Other Events.

In the press release dated February 25, 2014, the Company also provided an update on its Iclusig® and AP26113 programs, its discovery research program and ridaforolimus, including Merck’s notice of termination of the parties’ license agreement referred to above.  The second paragraph of the press release and the information set forth under the headings “Recent Progress and Key Objectives” together with the information contained in Item 1.02 above and the forward-looking statement disclaimer at the end of the press release, are incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit
Number	Description

99.1	Press release dated February 25, 2014.

The press release contains hypertext links to information on our websites.  The information on our websites is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

The portions of the press release incorporated by reference into Item 8.01 of this Current Report on Form 8-K are being filed pursuant to Item 8.01. The remaining portions of the press release are being furnished pursuant to Items 2.02 and 7.01 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

		By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Executive Vice President, Chief Financial Officer

Date:	February 25, 2014